SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 22, 2008
Date of Report (Date of earliest event reported)
TRANSFORMA ACQUISITION GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33210	20-5389307

(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
747 Third Avenue, 38th Floor
New York, NY 10017
(Address of principal executive offices, including zip code)
(646) 521-7805
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     At a special meeting of stockholders held on December 22, 2008, the stockholders of Transforma Acquisition Group Inc. (“Transforma”) voted to approve Transforma’s dissolution and proposed plan of liquidation, as presented in Transforma’s proxy statement dated December 5, 2008. As of the close of business on December 22, 2008, Transforma’s share transfer books will close and the NYSE Alternext US will suspend trading.
     Pursuant to the plan of liquidation, Transforma expects to liquidate its trust account, which consists of proceeds from Transforma’s initial public offering, together with the deferred portion of the underwriters’ discount and interest (net of applicable taxes). Liquidating distributions will be made to holders of shares of common stock issued in Transforma’s initial public offering, and will be payable upon presentation to stockholders as of the close of business on December 22, 2008. The initial liquidating distribution is expected to be approximately $8.13 per share. No payments will be made with respect to any of Transforma’s outstanding warrants or shares that were acquired prior to Transforma’s initial public offering.
     Transforma has filed a certificate of dissolution with the Secretary of State of the State of Delaware and will be filing a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934. Transforma will no longer be a public reporting company and its securities will no longer trade on the NYSE Alternext US.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Description	Number

Press Release dated December 22, 2008	99.1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transforma Acquisition Group Inc.

Date: December 22, 2008	By:	/s/ Larry J. Lenhart

	Name:	Larry J. Lenhart
	Title:	President and Chief Executive Officer

Exhibit Index

Description	Number

Press Release dated December 22, 2008	99.1